UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 20, 2007
Date of Report (Date of earliest event reported)
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32058 (Commission File Number)	72-1503959 (IRS Employer Identification No.)

11700 Old Katy Road, Suite 300	77079
Houston, Texas	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Certain Officers.
     Effective March 20, 2007, the Board of Directors of Complete Production Services, Inc. (the “Company”) promoted Brian K. Moore from President, IPS Operations to President and Chief Operating Officer of the Company. Mr. Moore has served as our President, IPS Operations since September 2005. From April 2004 through August 2005, Mr. Moore served as President of Integrated Production Services, Inc., one of the Company’s predecessor companies. From January 2001 through April 2004, Mr. Moore served as General Manager — Oilfield Services, U.S. Land Central Region, at Schlumberger Ltd., an international oilfield and information services company. Prior to serving as General Manager — Oilfield Services, Mr. Moore served as Pressure Pumping Manager for Schlumberger’s Eastern Region from July 1999 to January 2001. Mr. Moore has over 27 years of oilfield service experience including 15 years with Camco International where he served in various management and engineering positions including General Manager — Coiled Tubing Operations.
     In connection with his promotion, Mr. Moore’s annual base salary was increased from $200,000 per year to $310,000 per year. Mr. Moore is also eligible to receive potential cash bonus awards under the Company’s Management Incentive Plan, with a target bonus equal to 75% of his salary. Also in connection with his promotion, Mr. Moore received (i) a grant of 5,200 shares of restricted stock, and (ii) an option to purchase 26,200 shares of the Company’s common stock, with a per share exercise price of $19.54, based on the closing sale price of the Company’s common stock on March 20, 2007, the date of grant. The options and restricted stock will vest in three equal annual installments over a three-year period on each anniversary of the date of grant, subject to Mr. Moore’s continued service through such date. Mr. Moore will also receive a car allowance in the amount of $9,600 per year, as provided to our other executive officers.
     There are no understandings or arrangements between Mr. Moore and any other person pursuant to which Mr. Moore was appointed to serve as an executive officer of the Company. There are no family relationships between Mr. Moore and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between either Mr. Moore or any of his immediate family members and the Company or any of its subsidiaries.
(d) Election of Directors.
     Effective March 20, 2007, Michael McShane and Marcus A. Watts have been appointed to the Company’s board of directors (the “Board”). Additionally, effective March 20, 2007, David C. Baldwin resigned from the Board.
     Messrs. McShane and Watts will serve as Class III directors and their term on the Board will expire at the Company’s 2008 annual meeting of stockholders. Mr. McShane will serve as a member of the Audit Committee of the Board and Mr. Watts will serve as a member of the Nominating and Governance Committee of the Board. Effective upon their appointment to the Board, Messrs. McShane and Watts received a grant of 2,559 shares of restricted stock which generally vests in full on the anniversary of the date of grant, and an option to purchase 5,000 shares of the Company’s common stock, with a per share exercise price of $19.54, based on the closing sale price of the Company’s common stock on March 20, 2007, the date of grant. The options vest in three equal annual installments over a three-year period on each anniversary of March 20, the date of grant, subject to his continued service on the Board through such date.
     There are no understandings or arrangements between Mr. McShane or Mr. Watts and any other person pursuant to which Mr. McShane or Mr. Watts was selected to serve as a director of the Company. There are no family relationships between Mr. McShane or Mr. Watts and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between either Mr. McShane or Mr. Watts or any of their immediate family members and the Company or any of its subsidiaries.
     In connection with Mr. Baldwin’s resignation from the Board, the Board approved the accelerated vesting of previously granted unvested stock options for the right to purchase 8,750 shares of the Company’s common stock and 2,084 previously granted unvested shares of restricted stock held by Mr. Baldwin, effective as of March 20, 2007. In addition, the exercise period for Mr. Baldwin’s stock options was extended to December 31, 2007.
     In connection with the changes in the Board and the promotion of Mr. Moore, Joseph Winkler, our Chief Executive Officer, will no longer serve as President. On March 20, 2007, the Board appointed Mr. Winkler as Chairman of the Board and Andrew L. Waite as Presiding Non-Employee Director.
     The full text of the press release relating to Mr. Moore’s promotion to President and Chief Operating Officer and Messrs. McShane’s and Watt’s Board appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
(e) Compensatory Arrangements of Certain Officers.
     On March 21, 2007, the Company entered into Executive Agreements with each of its executive officers (other than the Chief Executive Officer) and certain other members of the senior management team, which provide certain severance and change of control benefits. Pursuant to the Executive Agreements, if the Company terminates an employee’s employment other than for “cause” (as defined in the Executive Agreements) and not pursuant to a “change of control” (as defined in the Executive Agreements), the employee may be entitled to receive certain compensation and benefits from the Company, including the following:
•	a severance payment equal to 1.67 times (in the case of such executive officers) or 1.33 times (in the case of certain other members of senior management) the sum of the employee’s annual base salary and bonus;

•	for such executive officers, all unvested stock options and restricted stock will immediately vest;

•	a bonus for the year during which the employee’s employment is terminated, which shall not be less than the target bonus amount for such year and shall be prorated for the days served; and

•	additional benefits, such as health and disability coverage and benefits and a lump sum payment in lieu of an automobile allowance for up to 20 months (in the case of such executive officers) or 16 months (in the case of certain other members of senior management) following the date of termination and an extended exercise period for options granted after the effective date of the Executive Agreements.
     The Executive Agreements also provide that in the case of a “change of control” all unvested stock options and restricted stock will immediately vest, and if at any time during the period that commences six months prior to and ends two years following the effective date of a “change of control,” the employee voluntarily terminates his employment for “good reason” (as defined in the Executive Agreements) or the Company terminates the employee’s employment other than for “cause,” the employee may be entitled to receive certain additional compensation and benefits from the Company, including the following:
•	a severance payment equal to 2.5 times (such executive officers) or two times (in the case of certain other members of senior management) of the sum of the employee’s annual base salary and bonus and the amount the Company would be required to contribute on the employee’s behalf under to the Company’s pension, 401(K), deferred compensation and other retirement plans based on the employee’s termination base salary;

•	the employee shall become fully vested in employee’s accrued benefits under all pension, 401(k), deferred compensation or any other retirement plans maintained by the Company;

•	additional benefits, such as health and disability coverage and benefits and a lump sum payment in lieu of an automobile allowance for up to 2.5 years (in the case of such executive officers) or two years (in the case of certain other members of senior management) following the date of termination and an extended exercise period for options granted after the effective date of the Executive Agreements;

•	a bonus for the year during which the employee’s employment is terminated, which shall not be less than the target bonus amount for such year and shall be prorated for the days served; and

•	additional payments to compensate for excise taxes imposed by Section 4999 of the Internal Revenue Code on the compensation and benefits provided.
     All payments under the Executive Agreements are designed to be paid in lump sum and are designed to avoid the taxation imposed by Section 409A of the Internal Revenue Code.
     On March 21, 2007, the Company also entered into an Amendment to the Chief Executive Officer’s Employment Agreement, to provide Mr. Joseph C. Winker with certain additional severance and change of control benefits consistent with those to be provided to the other executive officers and certain members of senior management under the Executive Agreements, including, the vesting of all unvested stock options and restricted stock upon a “change of control,” and to modify the “change of control” protective period, during which a qualifying termination may entitle the employee to certain additional compensation and benefits, to include six months prior to a “change of control,” consistent with the Executive Agreements. In addition, the Amendment to Mr. Winkler’s Employment Agreement ensures that the compensation and benefits provided under the Employment Agreement, as amended, will not be treated as deferred compensation subject to the additional taxes imposed by Section 409A of the Internal Revenue Code.
     Copies of the form of Executive Agreement and the Amendment to Mr. Winkler’s Employment Agreement are attached hereto as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:
10.1	Form of Executive Agreement

10.2	Amendment to Employment Agreement for Mr. Joseph C. Winkler

99.1	Press release dated March 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Production Services, Inc.
Date: March 26, 2007	By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Executive Agreement
10.2	Amendment to Employment Agreement for Mr. Joseph C. Winkler
99.1	Press release dated March 26, 2007.